Exhibit 5.1

+1 212.836.8000 Fax 212.836.8689 www.apks.com

September 6, 2017

Spirit AeroSystems Holdings, Inc.

3801 South Oliver Street

Wichita, Kansas  67210

Re:                             Registration Statement on Form S-8

Spirit AeroSystems Holdings, Inc.

Spirit AeroSystems Employee Stock Purchase Plan

Ladies and Gentlemen:

This opinion is furnished to you in connection with a registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 1,000,000 shares of class A common stock, par value $0.01 per share (the “Shares”), of Spirit AeroSystems Holdings, Inc., a Delaware corporation (the “Company”).  The Shares are to be issued pursuant to the Spirit AeroSystems Employee Stock Purchase Plan (the “Plan”).

We have acted as counsel for the Company in connection with the proposed issuance of the Shares.  In rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

The law covered by this opinion is limited to the General Corporation Law of the State of Delaware.

Based on and subject to the foregoing, it is our opinion that, when the Registration Statement has been filed with the Commission and the Shares have been issued and distributed to the participants under the Plan in accordance with the Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.  In giving this opinion, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP